EXHIBIT 99.1

ADT Inc. Announces Repayment of $300 Million Aggregate Principal Amount of First Lien Term Loans due 2026 and Termination of its Debt Tender Offers

BOCA RATON, Fla., Dec. 09, 2020 (GLOBE NEWSWIRE) – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security, automation, and smart home solutions serving consumer and business customers in the United States, today announced that Prime Security Services Borrower, LLC (the “Borrower”), Prime Finance Inc. and The ADT Security Corporation (collectively, the “Offerors”), wholly owned subsidiaries of ADT, terminated their previously announced tender offers (the “Offers”) to purchase up to $300 million aggregate principal amount of their outstanding 6.250% Second-Priority Senior Secured Notes due 2028 (the “2028 Notes”) and 4.875% First-Priority Senior Secured Notes due 2032 (the “2032 Notes” and together with the 2028 Notes, the “Notes”).

The Offerors terminated the Offers in response to Moody’s announcement that, while the Offers would have been credit positive overall, the Offer for the 2028 Notes was causing Moody’s to consider downgrading ADT’s first lien debt to B1, from Ba3, due to Moody’s loss-given-default methodology.

ADT today announced that it will repay $300 million aggregate principal amount of outstanding first lien term loans under the Borrower’s existing credit agreement in December in lieu of completing the Offers.

All Notes tendered pursuant to the Offers will not be purchased. All instructions in respect of tendered Notes will be deemed to be revoked automatically and all Notes previously tendered and not withdrawn will be promptly returned to their respective Holders.

This press release constitutes a formal termination of the Offers, each of which was made pursuant to the terms and conditions set forth in the Offer to Purchase dated December 4, 2020. This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any securities.

BNP Paribas Securities Corp. acted as dealer manager for the Offers. Questions regarding the termination of the Offers may be directed to BNP Paribas Securities Corp. at (212) 841-3059, (888) 210-4358 or e-mail at dl.us.liability.management@us.bnpparibas.com.

About ADT

ADT is a leading provider of security, automation, and smart home solutions serving consumer and business customers through more than 300 locations, 9 owned and operated monitoring centers, and the largest network of security professionals in the United States. The company offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. For more information, please visit www.adt.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

Forward-Looking Statements

This press release, and other reports, filings, and other public written and verbal announcements contain certain information that may constitute “forward-looking statements” and therefore are subject to risks and uncertainties. All statements contained in this press release that are not clearly historical in nature, including statements regarding anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, our strategic partnership and ongoing relationship with Google LLC (“Google”), the expected timing of product commercialization with Google or any changes thereto, the successful internal development, commercialization and timing of our next generation platform and other matters are forward-looking. Any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.  Forward-looking information involves risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements, including without limitation, the risks and uncertainties disclosed or referenced in ADT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this press release that looks toward future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

ADT Investor Relations:
Derek Fiebig
derekfiebig@adt.com

ADT Media
Paul Wiseman
paulwiseman@adt.com